EXHIBIT 21.1

ENZON PHARMACEUTICALS, INC.

Subsidiaries of Registrant

Subsidiary	State or Other Jurisdiction of Incorporation

SCA Ventures, Inc.	Delaware
Enzon Pharmaceuticals, Ltd.	Canada

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